EXHIBIT 10.18

IMMUCELL CORPORATION

Amendment to Construction Loan Agreement between the Company and TD Bank N.A. dated

March 1, 2017.

AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Amendment to Construction Loan Agreement is entered into this 1st day of March, 2017, by and between ImmuCell Corporation, a Delaware corporation having an address of 56 Evergreen Drive, Portland, Maine 04103 (hereinafter referred to as "Borrower") and TD Bank, N.A., a national banking association having a place of business at One Portland Square, P.O. Box 9540, Portland, County of Cumberland, and State of Maine (hereinafter referred to as the "Lender"), for itself and as agent for any Affiliate Counterparty, and amends that certain Construction Loan Agreement dated as of March 28, 2016 by and between such parties.

W I T N E S S E T H

WHEREAS, on or about March 28, 2016, Borrower executed and delivered to Lender a certain $2,000,000.00 Construction Loan Note evidencing a construction loan from Lender to Borrower in that amount; and

WHEREAS, the proceeds of the $2,000,000.00 construction loan are to be utilized by Borrower in connection with the construction of improvements at or about 33 Caddie Lane, Unit 11, Second Tee Business Park Condominium, Riverside Street, Portland, Maine (the “Property”);

WHEREAS, the parties entered into a Construction Loan Agreement (the “Construction Loan Agreement”) and related Assignment of Contracts with respect to the construction loan dated on or about March 28, 2016 regarding the administration of the said construction loan; and

WHEREAS, Borrower has now commenced construction on the Property, but pursuant to the terms and conditions of the construction loan, the proceeds of such loan have not yet been advanced; and

WHEREAS, Borrower and Lender are entering into a modification of the construction loan of or about even date pursuant to which the maximum amount of the construction loan was increased to $2,560,000 and Borrower is executing and delivering an Amended and Restated Construction Loan Note in that amount (the “Construction Loan Note”) to Lender; and

WHEREAS, the parties wish to amend the Construction Loan Agreement as set forth herein.

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NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree that the Construction Loan Agreement is, and shall be, hereby amended as follows:

1.       The term “Borrower’s Equity” shall be defined as that portion of the Project Cost Statement for Hard Costs and Soft Costs to be funded by Borrower in advance of the Initial Advance, which shall be equal to the total project cost for the project to be constructed on the Premises in accordance with the Plans and the General Contract, as the same may be modified or amended from time to time, minus the Loan Amount. The amount of Borrower’s Equity shall not be less than $8,970,204.00 unless Borrower provides Lender with evidence satisfactory to Lender, in its sole discretion, that the total project cost for the completed project to be constructed on the Premises in accordance with the Plans and the General Contract has been reduced, in which case the amount of Borrower’s Equity shall be reduced in an amount equal to such reduction in project cost.

2.       The term “Commitment Letter” shall be defined as that certain letter dated March 11, 2016, as amended and replaced by a certain term sheet dated December 5, 2016, from Lender to Borrower pursuant to which Lender agreed to make the Construction Loan to Borrower.

3.       The term “Completion Date” shall mean December 31, 2017.

4.       The term “General Contractor” shall mean Consigli Construction or such other construction firm retained by Borrower to act as its general contractor in connection with the project to be constructed on the Premises.

5.       The term “Loan Amount” shall be defined as $2,560,000.00.

6.       The term “Maturity Date” shall be defined as March 1, 2027.

7.       The term “Mortgage” shall mean that certain Mortgage and Security Agreement, dated on or about March 28, 2016, made by Borrower in favor of Lender, for itself and as agent for any Affiliate Counterparty, to secure the payment and performance of Borrower’s obligations hereunder, under the Note, any Hedging Contracts and otherwise in respect of the Construction Loan or Hedging Obligations, including any sums in addition to the Loan Amount advanced by Lender for completion of the Improvements, as the same may have been, or may be, modified or amended from time to time including, without limitation, by Modification dated of or about even date herewith

8.       The term “Note” shall be defined as the Amended and Restated Construction Loan Note dated on or about even date herewith, for a principal sum equal to the Loan Amount made by Borrower to Lender to evidence the Construction Loan.

9.       Section 2.08 of the Construction Loan Agreement is hereby amended by inserting the following additional (third) paragraph at the end of such Section:

Notwithstanding anything to the contrary contained herein, Borrower may request Advances hereunder by submitting Requisitions in accordance with the terms hereof through, to and including February 28, 2018. Lender shall be under no obligation to fund any Advances for Requisitions or reimbursement requests submitted by Borrower to Lender after that date.

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10.       Section 3.01(d)(iv) of the Construction Loan Agreement is hereby deleted in its entirety and replaced with the following:

(iv)       Appraisal. An independent M.A.I. appraisal of the Premises and Improvements complying in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time showing a loan to value ratio with respect to the Premises of the Improvements (as built) of no greater than 80%;

11.       Section 3.01(d)(viii) of the Construction Loan Agreement is hereby deleted in its entirety and replaced with the following:

(viii)       Commercial Mortgage Loan Inspection Plan. Commercial Mortgage Loan Inspection Plan of Units 10&11, “Fifth Amended Condominium Plat of Second Tee Business Park Condominium” for ImmuCell Corporation prepared by Sebago Technics, showing the location of the foundation of the Improvements within the perimeter of the boundaries of the Premises, provided the same is deemed acceptable to the Title Insurer for purposes of deletion or modification of the survey exception to the title policy in a manner acceptable to Lender.

12.       Section 3.03(c) of the Construction Loan Agreement is hereby deleted in its entirety and replaced with the following:

(c)       Intentionally Omitted.

13.       Section 5.16 of the Construction Loan Agreement is hereby deleted in its entirety and replaced with the following:

Section 5.16 Loan Amount. At all times during the term hereof, Borrower shall maintain a loan to value ratio of 80% which means that the outstanding principal balance due, together with all unpaid interest which shall have accrued thereon, shall not exceed 80%, of the fair market value of the Premises and Improvements. Fair market value shall be determined by Lender from time to time by reference to acceptable guides and indexes and/or appraisals or such other means as Lender, in its discretion, deems appropriate. For purposes hereof, in calculating the loan to value ratio at anytime prior to the completion of the Improvements by Borrower as contemplated hereunder, Lender shall use the estimated fair market value that the Premises and Improvements would have if the Improvements contemplated hereunder had already been substantially completed. In the event that Lender shall at any time determine that the loan to value ratio is greater than 80%, Borrower shall within ten (10) days of notice and demand by Lender, either reduce the loan amount or pledge such additional collateral as may be acceptable to Lender in order to maintain the required loan to value ratio. Borrower's failure to either reduce the loan balance as necessary or satisfy Lender's demand for additional collateral acceptable to it within ten (10) days of notice having been given by Lender as required by Section 6.11, shall be considered a default hereunder.

14.       New Section 5.20 is added, as follows:

Section 5.20 As-Built Survey. Within ninety (90) days of the earlier of (a) Borrower’s completion of the construction of the Improvements, or (b) submission of the requisition for the Last Direct Costs Advance described in Section 3.03, Borrower shall provide Lender with a final “as built” survey of the Premises certified to Lender and the Title Insurer, showing the completed Improvements, including (a) the location of the perimeter of the Premises by courses and distances, (b) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Premises, (c) the lines of the streets abutting the Premises and the width thereof, and any established building and setback lines, (d) encroachments and the extent thereof upon the Premises, (e) if the Premises are described on a filed map or plan, a legend relating the survey to said map or plan, and (f) any common elements or limited common elements of the condominium.

15.       Exhibit A to the Construction Loan Agreement is amended and replaced with Exhibit A attached hereto.

16.       Exhibit B to the Construction Loan Agreement is amended and replaced with Exhibit B attached hereto.

17.       Exhibit H to the Construction Loan Agreement is amended and replaced with Exhibit H attached hereto.

18.       Except to the limited extent amended hereby, the Construction Loan Agreement remains unmodified in any respect, which Construction Loan Agreement the Borrower hereby ratifies and affirms.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed this 1st day of March, 2017.

Signed, Sealed and Delivered In the Presence of:	ImmuCell Corporation

/s/ David S. Champoux	By:	/s/ Michael F. Brigham
Witness		Michael Brigham
Its President and CEO

TD Bank, N.A.

/s/ Joshua R. Dow	By:	/s/ Nicholas Weightman
Witness		Nicholas Weightman
Its Vice President, Commercial Lending

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